TIAA-CREF Funds
Equity Funds
Form N-SAR for the annual period ended October 31, 2014


Item 77 Q1. Other Exhibits

77Q1(a)	Amendments to the Declaration of Trust

On June 27, 2014, under Conformed Submission 485BPOS, accession number,
 0000930413-14-003033, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated May 13, 2014 (the Authorization) was previously filed with the SEC as exhibit 99.A(18) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF Lifecycle 2060 Fund and the TIAA-CREF Lifecycle Index 2060 Fund as new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

77Q1(e)Amendment to Investment Management Agreement
On September 25, 2014, under Conformed Submission 485BPOS, accession number, 0000930413-14-004160, a copy of the Form of Amendment dated September 26, 2014 to the Investment Management Agreement between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) in connection with the Emerging Markets Debt Fund, Lifecycle 2060 Fund and Lifecycle 2060 Index Fund was previously filed with the SEC as exhibit 99.D(65) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.





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